Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 16, 2015, among Gateway Energy & Coke Company, LLC (“Gateway”), Gateway Cogeneration Company LLC (“Cogen” and, together with Gateway, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each of which is a subsidiary of SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Partnership, SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee (i) an indenture (the “Original Indenture”), dated as of January 24, 2013 providing for the issuance of 7.375% Senior Notes due 2020 (the “Notes”), (ii) a supplemental indenture, dated as of September 20, 2013 (the “First Supplemental Indenture”), (iii) a supplemental indenture, dated as of November 27, 2013 (the “Second Supplemental Indenture”) and (iv) a supplemental indenture, dated May 9, 2014 (the “Third Supplemental Indenture”, and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides under Section 2.02 and Section 9.01(g) that Additional Notes may be issued without consent of Holders pursuant to a Supplemental Indenture;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01(g) and (h) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. In accordance with the terms of the Indenture, the Issuers hereby issue $200,000,000 aggregate principal amount of their 7.375% Senior Notes due 2020, which are Additional Notes under the Indenture, in the forms attached as Annex A, Annex B and Annex C hereto.

3. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 16, 2015

GATEWAY ENERGY & COKE COMPANY, LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

GATEWAY COGENERATION COMPANY LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

SUNCOKE ENERGY PARTNERS, L.P.

By:	SUNCOKE ENERGY PARTNERS GP LLC
its general partner

By:	/s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS FINANCE CORP.

By:	/s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

HAVERHILL COKE COMPANY LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MIDDLETOWN COKE COMPANY LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

HAVERHILL COGENERATION COMPANY LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MIDDLETOWN COGENERATION COMPANY LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

SUNCOKE LOGISTICS LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

SUNCOKE LAKE TERMINAL LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

Signature Page to Indenture Supplement

KANAWHA RIVER TERMINALS LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

MARIGOLD DOCK, INC.

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

CEREDO LIQUID TERMINAL, LLC

By:	/s/ Ryan d. Osterholm
Name: Ryan D. Osterholm
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

By:	Lawrence M. Kusch
Authorized Signatory

Signature Page to Indenture Supplement